Exhibit 5.1
3580 Carmel Mountain Road, Suite 300 San Diego, CA 92130 858-314-1500 858-314-1501 fax www.mintz.com

April 7, 2021

Daré Bioscience, Inc.
3655 Nobel Drive, Suite 260
San Diego, CA 92122

Ladies and Gentlemen:

    We have acted as counsel to Daré Bioscience, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated April 7, 2021, to a Prospectus, dated March 30, 2021 (the “Prospectus and Prospectus Supplement”), filed pursuant to a Registration Statement on Form S-3, Registration No. 333-254862 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the sale of up to $50,000,000 of shares (the “Placement Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of the Company. The Placement Shares are being sold pursuant to a Sales Agreement, dated as of April 7, 2021, by and between the Company and SVB Leerink LLC (the “Agreement”), pursuant to which the Company may issue and sell the Placement Shares pursuant to the Registration Statement and the Prospectus and Prospectus Supplement.

    In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation, as amended to date, and Second Amended and Restated By-laws, as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, as well as the Registration Statement and the exhibits thereto and the Prospectus and the Prospectus Supplement.

    In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

    Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Placement Shares, when issued by the Company out of the Company’s duly authorized Common Stock and issued and delivered by the Company against payment therefor as contemplated by the Agreement, on terms approved by the Board of Directors of the Company, or a duly authorized committee thereof, will be duly and validly issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Placement Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Boston | London | Los Angeles | New York | San Diego | San Francisco | Stamford | Washington

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
April 7, 2021

    Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

    We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K and the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.